UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 1, 2005

Alliant Techsystems Inc.

(Exact name of Registrant as Specified in Its Charter)

Commission file number 1-10582

Delaware	41-1672694
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5050 Lincoln Drive
Edina, Minnesota
55436-1097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)           On November 1, 2005, the Board of Directors of Alliant Techsystems Inc. (“ATK”) increased the number of directors of ATK from nine to ten and elected Cynthia L. Lesher, president and chief executive officer of Northern States Power Company Minnesota, one of four operating companies that make up Xcel Energy Inc., to ATK’s Board of Directors.  The Board’s Nominating and Governance Committee recommended Ms. Lesher’s election to the Board.  The Board of Directors also appointed Ms. Lesher to the Personnel and Compensation Committee and the Nominating and Governance Committee.

The Board of Directors has determined that Ms. Lesher is an independent director under the New York Stock Exchange Corporate Governance Standards.  There was no arrangement or understanding between Ms. Lesher and any other persons pursuant to which Ms. Lesher was selected as a director and there are no relationships or related transactions between Ms. Lesher and ATK of the type required to be disclosed under applicable Securities and Exchange Commission rules.

A copy of the press release announcing Ms. Lesher’s election is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits.

                The following exhibit is being furnished with this Current Report on Form 8-K:

Exhibit No.

Description

99.1	Press release issued by Alliant Techsystems Inc. on November 2, 2005.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

Date: November 2, 2005	By:	/s/ Keith D. Ross
		Name:	Keith D. Ross
		Title:	Senior Vice President, General Counsel and Secretary